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                                                                    EXHIBIT 99.1

                  FOURTH AMENDMENT TO CREDIT FACILITY AGREEMENT


                  THIS FOURTH AMENDMENT, dated as of the 10th day of June, 2005, to that certain Amended and Restated Credit Facility Agreement dated as of November 3, 1999, as amended by an Amendment Number 1 dated as of November 1, 2002, Second Amendment dated as of March 31, 2004,and the Third Amendment dated as of March 11, 2005 (the "Agreement"), between FLEET NATIONAL BANK, a national banking association with an office at One East Avenue, Rochester, New York 14638 (the "Bank"), and GRAHAM CORPORATION, a corporation formed under the laws of the State of Delaware with offices at 20 Florence Avenue, Batavia, New York 14020 (the "Borrower").

         The parties hereby agree as follows:

         i) Agreement Ratified. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Agreement. All capitalized terms used herein and not defined shall have the meanings given them in the Agreement.

         2. Section 3.1. Section 3.1 of the Agreement shall be amended as follows:

                  Subject to the terms and conditions of this Agreement, the Bank will make Letters of Credit available for the account of the Borrower in an aggregate stated face amount not exceeding the lesser of
         (a) Eight Million Dollars ($8,000,000.00), or (b) the remaining availability under the Revolving Line for the purposes of issuing Letters of Credit. Letters of Credit will be made promptly available for the Borrower's work in process (to support customer progress payments) or as otherwise reasonably requested by the Borrower with respect to customer contracts, for warranty work on completed products. The stated amount outstanding under all Letters of Credit at all times shall reduce, dollar for dollar, the amount available for advances under the Letters of Credit Line. The Letters of Credit shall be in form satisfactory to the Bank. Up to $4,000,000 face amount of Letters of Credit may have maturity dates which are not more than four (4) years after the Revolving Line Termination Date.


         3. Representations and Warranties. The Borrower confirms the accuracy of and remakes as of the date hereof all of its representations, warranties contained in the Agreement. The Borrower further represents and warrants to the Bank that all necessary action on the part of the Borrower relating to authorization of the execution and delivery of this Amendment, and the performance of the Obligations of the Borrower thereunder has been taken. This Amendment constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. The Borrower has no defenses, offsets, claims, or counterclaims with respect to its obligations arising under the Amendment. The execution and delivery by the Borrower of the Amendment, and the performance by the Borrower of the Amendment, will not violate any provision of law or the Borrower's Certificate of Incorporation or By-laws or

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organizational or other documents or agreements. The execution, delivery and performance of the Amendment, and the consummation of the transactions contemplated thereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

         4. No Events of Default. The Borrower confirms that as of the date hereof, there exists no condition or event that constitutes (or that would after expiration of applicable grace or cure periods constitute) an Event of Default as described in Article 14 of the Agreement.

         5. No Offsets. As of the date hereof, the Borrower has no defenses, offsets, claims or counterclaims with respect to its obligations arising under the Agreement or this Amendment and all related documents and instruments.

         6. Governing Law. This Amendment, together with all of the rights and obligations of the parties hereto, shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

FLEET NATIONAL BANK                             GRAHAM CORPORATION



By:    /s/ Colleen O'Brien                      By:   /s/ J. Ronald Hansen

Title:   Vice President                         Title: Chief Financial Officer